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                     THIRD AMENDMENT TO NET INDUSTRIAL LEASE      EXHIBIT 10.15

      This Third Amendment to Net Industrial Lease ("Third Amendment") is entered into as of this 5th day of November, 1998, between 4405 E. BASELINE ROAD LIMITED PARTNERSHIP, an Arizona limited partnership ("Landlord") and MIDLAND CREDIT MANAGEMENT, INC., a Kansas corporation ("Tenant").

                                    RECITALS

      Landlord and Tenant entered into that Net Industrial Lease dated November 19, 1997, that certain Commencement Date Certificate dated February 17, 1998, a First Amendment to Net Industrial Lease ("First Amendment") dated June 22, 1998, and a Second Amendment to Net Industrial Lease ("Second Amendment") dated August 28, 1998 (collectively, the "Lease") covering 30,000 square feet (the "Original Premises") of the building located at 4310 E. Broadway Road and 22,613 square feet (the "Additional Premises") of the building located at 4302 E. Broadway Road, (collectively, the "Premises") Phoenix, Arizona.

      Landlord and Tenant wish to adjust the rent for the Premises and to make other amendments to the Lease.

      Landlord and Tenant agree the Lease is amended as follows:


                                    AGREEMENT

      1. Effective Date. Except as otherwise provided herein, the effective date of the Lease amendments as set out in this Third Amendment is September 1, 1998 (the "Effective Date").

      2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

      3. Rental Adjustments for Premises. Notwithstanding anything to the contrary in the First Amendment or the Second Amendment, following full execution of this Third Amendment, Landlord will adjust Tenant's Rent for the Premises pursuant to the terms of this Section 3. Accordingly, effective as of the Effective Date, Exhibits "E" and "F" attached to the First Amendment are replaced by the "Combined Fixed Minimum Rent Schedule for Premises" attached hereto as Revised Exhibit "E".

            (a) The parties acknowledge that, pursuant to Landlord's letter to Tenant dated August 3, 1998, as a result of tenant change orders and City of Phoenix Plan Check changes, the costs incurred to build out the Additional Premises as provided for in the First Amendment exceeded the estimated excess costs by $20,577.83.

            (b) At Tenant's further request, pursuant to a certain letter approved by Tenant August 21, 1998, Landlord made further changes in the build out of the Additional Premises, (the "Additional 4302 Improvements") as provided for in the Second Amendment. Landlord and Tenant agreed that, from and after the Effective Date, once the actual costs of the Additional 4302 Improvements were determined, the Fixed Minimum Rent for the Additional Premises would be further increased to include the Additional 4302 Improvements costs, amortized over the Term of the Lease at 10% annual interest.

            (c) The parties further acknowledge that additional excess costs for tenant improvements have been incurred for both the Original Premises and the Additional Premises due to change orders requested by Tenant.

            (d) Pursuant to Landlord's Memo to Tenant on the subject of "Additional Tenant Improvements" dated November 5, 1998 (with attachments documenting additional excess costs incurred), the total amount of additional excess costs incurred, as provided for in subsections (a), (b) and (c) hereinabove, (collectively (the "Additional Excess Costs") is $81,358.00. Landlord and Tenant agree, as of the Effective Date, the Fixed Minimum Rent for the Premises shall be increased to include the Additional Excess Costs, amortized over the Term of the Lease at 10% annual interest.

      4. Remaining Lease Terms. Except as expressly amended by this Third Amendment, all the terms, covenants, and conditions of the Lease remain in full force and effect. In the event of any conflict between the provisions of this Third Amendment and the Lease, the provisions of this Third Amendment shall control.
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      IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease on the date written above.

TENANT:                             LANDLORD:

MIDLAND CREDIT MANAGEMENT, INC.,    4405 E. BASELINE ROAD LIMITED PARTNERSHIP,
a Kansas corporation                an Arizona limited partnership,

                                    By: San Salvador Management, L.L.C.,
By: /s/ John A. Chandler            an Arizona limited liability company
    Its: Sr. Vice President         Its General Partner

                                    By: /s/ Garry Jestadt
                                        Its: Member


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